UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2010 (November 15, 2010)

BlackRock, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(STATE OF INCORPORATION)

DELAWARE	001-33099	32-0174431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 East 52nd Street, New York, New York	10055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Third Amended and Restated Stockholder Agreement

On November 15, 2010, in connection with the secondary offering by Bank of America Corporation (“Bank of America”) of shares of BlackRock, Inc.’s (“BlackRock”) common stock described below, BlackRock entered into the Third Amended and Restated Stockholder Agreement (the “Merrill Lynch Stockholder Agreement”) with Merrill Lynch & Co., Inc. (“ML&Co.”) and Merrill Lynch Group, Inc. (“Merrill Lynch”) (each, wholly owned subsidiaries of Bank of America), which further amends the original stockholder agreement that was entered into between ML&Co. and BlackRock at the time BlackRock’s business was merged with ML&Co.’s investment management business in 2006.

The Merrill Lynch Stockholder Agreement amends the existing stockholder agreement among ML&Co., Merrill Lynch and BlackRock to provide, among other things, for the following:

•

the reduction from two to one in the number of directors ML&Co. is entitled to appoint to BlackRock’s board of directors if ML&Co. beneficially owns less than 10% (but at least 5%) of the issued and outstanding BlackRock capital stock and the reduction of that number to zero if ML&Co. beneficially owns less than 5% of such capital stock, in each case, for any period greater than 90 consecutive days;

•

the reduction of the cap on total ownership of BlackRock capital stock from 49.8% to 9.9% of the sum of the issued and outstanding voting securities and shares of participating preferred stock of BlackRock;

•	the restriction on the ability of ML&Co. from transferring shares of capital stock of BlackRock until November 15, 2011;

•	a clarification that hedging transactions that do not constitute a transfer of BlackRock capital stock are permitted;

•	the setting of the termination date of the Merrill Lynch Stockholder Agreement to July 31, 2013; and

•

technical amendments to delete provisions of the stockholder agreement that are no longer applicable either due to the lapse of time or the consummation of Bank of America’s acquisition of ML&Co. in 2009.

The foregoing summary of the Merrill Lynch Stockholder Agreement is qualified by reference to the full text of the Merrill Lynch Stockholder Agreement which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Second Amended and Restated Global Distribution Agreement

Concurrently with the closing of the secondary offering, BlackRock and ML&Co. also entered into the Second Amended and Restated Global Distribution Agreement (the “Global Distribution Agreement”), which further amends the original global distribution agreement that was entered into between ML&Co. and BlackRock at the time BlackRock’s business was merged with ML&Co.’s investment management business in 2006.

The Global Distribution Agreement has an initial term ending on January 1, 2014, with one automatic three-year extension unless BlackRock has been the subject of certain regulatory sanctions. The Global Distribution Agreement amends the existing global distribution agreement between ML&Co. and BlackRock to clarify the applicability of the global distribution agreement to certain economic arrangements and to detail certain of ML&Co.’s obligations with respect to revenue neutrality across the range of BlackRock products distributed by ML&Co. if ML&Co. changes either the economic terms applicable to, or the manner of, its distribution of those particular products.

The foregoing summary of the Global Distribution Agreement is qualified by reference to the full text of the Global Distribution Agreement which is filed as Exhibit 10.2 hereto and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

See Item 1.01 “Exchange Agreement” in BlackRock’s Current Report on Form 8-K filed on November 12, 2010 and Item 8.01 of this report, incorporated herein by reference.

Item 8.01 Other Events

On November 15, 2010, BlackRock announced the closing of the previously announced secondary offerings by Bank of America and The PNC Financial Services Group, Inc. (“PNC”) of 58,737,122 shares of BlackRock’s common stock, which includes 56,407,040 shares of common stock issuable upon the conversion of BlackRock’s Series B Convertible Participating Preferred Stock (the “Series B Preferred Stock”). Concurrently with the secondary offerings, BlackRock issued 11,105,000 shares of common stock to PNC in exchange for an equal number of shares of Series B Preferred Stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Third Amended and Restated Stockholder Agreement, dated as of November 15, 2010, among BlackRock, Inc., Merrill Lynch & Co., Inc. and Merrill Lynch Group, Inc.

10.2	Second Amended and Restated Global Distribution Agreement, dated as of November 15, 2010, between BlackRock, Inc. and Merrill Lynch & Co., Inc.

99.1	Press Release dated November 15, 2010 issued by BlackRock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

By:	/s/ Daniel R. Waltcher
Daniel R. Waltcher
Managing Director and
Deputy General Counsel

Date: November 16, 2010

Exhibit Index

10.1	Third Amended and Restated Stockholder Agreement, dated as of November 15, 2010, among BlackRock, Inc., Merrill Lynch & Co., Inc. and Merrill Lynch Group, Inc.

10.2	Second Amended and Restated Global Distribution Agreement, dated as of November 15, 2010, between BlackRock, Inc. and Merrill Lynch & Co., Inc.

99.1	Press Release dated November 15, 2010 issued by BlackRock.